Exhibit 99.1

Everbridge Announces First Quarter 2017 Financial Results

First Quarter 2017 Revenue Increased 34% Year-over-Year

Burlington, Mass – May 8, 2017 – Everbridge, Inc. (NASDAQ: EVBG), a global software company that provides critical event management and enterprise safety applications to help keep people safe and businesses running, today announced its financial results for the first quarter ended March 31, 2017.

“We are off to a strong start in 2017 with first quarter revenue and adjusted EBITDA both coming in above the high end of our guidance ranges,” said Jaime Ellertson, Chief Executive Officer and Chairman of Everbridge. “We continue to see healthy demand for our core mass notification products, and are particularly excited about the momentum we are seeing with new application and multi-product deals, as these make up a growing portion of our overall sales activity. We believe this growing interest in taking a more holistic view to critical event management supports our longer-term strategy.”

Ellertson continued, “Our plan to roll out a Critical Event Management platform is resonating well with customers and prospects, as they recognize the benefits of a single platform that provides an end-to-end view of threats, operational impact and response management. With a strong performance in the first quarter, and growing demand for our critical event management and enterprise safety solutions, we remain well positioned to extend our leadership in the underpenetrated market during 2017 as we continue to scale our business.”

First Quarter 2017 Financial Highlights

•	Total revenue was $22.8 million, an increase of 34% compared to $17.1 million for the first quarter of 2016.

•	GAAP operating loss was $(6.2) million, compared to a GAAP operating loss of $(3.2) million for the first quarter of 2016.

•	Non-GAAP operating loss was $(4.0) million, compared to non-GAAP operating loss of $(1.7) million for the first quarter of 2016. Non-GAAP operating loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•	GAAP net loss was $(6.2) million, compared to $(3.2) million for the first quarter of 2016. GAAP net loss per share was $(0.23), based on 27.2 million basic and diluted weighted average common shares outstanding, compared to $(0.26) for the first quarter of 2016, based on 12.3 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net loss was $(4.0) million, compared to $(1.7) million in the first quarter of 2016. Non-GAAP net loss per share was $(0.15), based on 27.2 million basic and diluted weighted average common shares outstanding, consistent with $(0.14) for the first quarter of 2016, based on 12.3 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•	Adjusted EBITDA was $(2.3) million, compared to $(0.8) million in the first quarter of 2016. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was $1.5 million, compared to $1.4 million for the first quarter of 2016.

•	Free cash flow was $(0.3) million, compared to $(0.4) million for the first quarter of 2016. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the quarter with 3,318 global customers, up from 2,815 at the end of the first quarter of 2016.

•	Closed a public offering of 3,715,989 shares of common stock after the end of the first quarter at a price to the public of $19.85 per share, with 3,162,164 shares offered by existing stockholders and 553,825 shares offered by Everbridge.

•	Released a new version of its Critical Event Management Platform’s Communication Engine that delivers a 300% performance increase and introduces the ability to create “Incident Zones™,” which provide dynamic mobile alerts based on proximity to a critical event.

•	Selected by North Carolina’s Wake County, the second most populous county in the state, to power its emergency notification system; expanding Everbridge’s already extensive presence in the state, where it now serves over 30 counties and cities, as well as numerous healthcare organizations and businesses.

•	Announced that Hulu, a premium streaming television destination, selected Everbridge’s Safety Connection™ solution to improve their ability to locate and communicate with mobile, travelling and remote employees during critical business incidents and emergencies.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2017 as indicated below.

	Second Quarter 2017			Full Year 2017
Total Revenue	$24.4	to	$24.6	$101.0	to	$102.0
GAAP net income/(loss)	$(4.2)		$(4.0)	$(17.0)		$(16.2)
GAAP net income/(loss) per share	$(0.15)		$(0.14)	$(0.61)		$(0.58)
Non-GAAP net income/(loss)	$(2.2)		$(2.0)	$(8.8)		$(8.0)
Non-GAAP net income/(loss) per share	$(0.08)		$(0.07)	$(0.32)		$(0.29)
Basic and diluted weighted average shares outstanding	27.84		27.84	27.70		27.70
Adjusted EBITDA	$(0.7)		$(0.5)	$(2.1)		$(1.3)

(All figures in millions, except per share)

Conference Call Information

What:	Everbridge First Quarter 2017 Financial Results Conference Call
When:	Monday, May 8, 2017
Time:	4:30 p.m. ET
Live Call:	(844) 413-0949, domestic
(216) 562-0459, international
Replay:	(855) 859-2056, passcode 9318342, domestic
(404) 537-3406, passcode 9318342, international
Webcast (live & replay):	http://ir.everbridge.com/phoenix.zhtml?c=254229&p=irol-calendar

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate an organization’s operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages or cyber-attack incidents, over 3,300 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 1.5 billion messages in 2016, and offers the ability to reach over 200 countries and territories with secure delivery to more than 100 different communication devices. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, IT Alerting, Safety Connection™, Community Engagement®, Visual Command Center®, Crisis Commander® and CareConverge™, and are easy-to-use and deploy, secure, highly scalable and reliable. Everbridge serves 8 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, all four of the largest global accounting firms, 24 of the 25 busiest North American airports and 6 of the 10 largest global automakers. Everbridge is based in Boston and Los Angeles with additional offices in San Francisco, Lansing, Beijing, London and Stockholm. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the second quarter of 2017 and the full fiscal year 2017. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; developments in the markets for critical event management and targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 23, 2017. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Benanto

Everbridge

jeff.benanto@everbridge.com

781-373-9879

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$39,679	$60,765
Accounts receivable, net	14,988	17,812
Prepaid expenses	3,083	1,770
Other current assets	2,650	2,536

Total current assets	60,400	82,883
Property and equipment, net	2,687	2,923
Capitalized software development costs, net	8,796	8,792
Goodwill	30,932	9,676
Intangible assets, net	11,023	3,940
Other assets	121	108

Total assets	$113,959	$108,322

Current liabilities:
Accounts payable	$2,630	$2,434
Accrued payroll and employee related liabilities	8,403	7,456
Accrued expenses	2,438	1,957
Deferred revenue	54,496	51,388
Contingent liabilities	5,417	—
Other current liabilities	613	548

Total current liabilities	73,997	63,783
Long-term liabilities:
Deferred revenue, noncurrent	1,382	1,246
Deferred tax liabilities	501	494
Other long term liabilities	54	447

Total liabilities	$75,934	$65,970

Stockholders’ equity:
Common stock	27	27
Additional paid-in capital	134,080	132,246
Accumulated deficit	(95,820)	(89,618)
Accumulated other comprehensive loss	(262)	(303)

Total stockholders’ equity	38,025	42,352

Total liabilities and stockholders’ equity	$113,959	$108,322

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2017	2016
Revenue	$22,844	$17,069
Cost of revenue	7,654	5,475

Gross profit	15,190	11,594
	66.49%	67.92%
Operating expenses:
Sales and marketing	10,906	8,205
Research and development	5,277	3,180
General and administrative	5,200	3,458

Total operating expenses	21,383	14,843

Operating loss	(6,193)	(3,249)

Other income (expense):
Interest income	51	—
Interest expense	(1)	(137)
Other income (expense), net	(32)	6

Total other income (expense), net	18	(131)

Loss before income taxes	(6,175)	(3,380)
Income taxes, net	(27)	155

Net loss	$(6,202)	$(3,225)

Net loss per share attributable to common stockholders:
Basic	$(0.23)	$(0.26)
Diluted	$(0.23)	$(0.26)
Weighted-average common shares outstanding:
Basic	27,170,827	12,273,023
Diluted	27,170,827	12,273,023
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	41	(259)

Total comprehensive loss	$(6,161)	$(3,484)

Stock-based compensation expense included in the above:

(in thousands)

	Three months ended March 31,
	2017	2016
Cost of revenue	$65	$45
Sales and marketing	277	117
Research and development	146	85
General and administrative	480	424

Total stock-based compensation	$968	$671

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,202)	$(3,225)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,933	1,793
Non-cash interest expense on line of credit and term loan	—	5
Provision for doubtful accounts and sales return reserve	80	87
Stock-based compensation	955	657
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	4,277	1,417
Prepaid expenses	(1,071)	(815)
Other assets	338	(1,202)
Accounts payable	(4)	589
Accrued payroll and employee related liabilities	888	1,264
Accrued expenses	94	2
Deferred revenue	(816)	826
Other liabilities	(13)	(2)

Net cash provided by operating activities	1,459	1,396

Cash flows from investing activities:
Capital expenditures	(223)	(203)
Payments for acquisition of business, net of acquired cash	(21,235)	—
Additions to capitalized software development costs	(1,487)	(1,612)

Net cash used in investing activities	(22,945)	(1,815)

Cash flows from financing activities:
Proceeds from line of credit	—	7,000
Payments on line of credit	—	(7,000)
Principal payments on capital leases	—	(32)
Payments of public offering costs	(298)	(1,099)
Payment on note payable	—	(2,018)
Proceeds from employee stock purchase plan	854	—
Proceeds from option exercises	12	58

Net cash provided by (used in) financing activities	568	(3,091)

Effect of exchange rates on cash and cash equivalents	(168)	32

Net decrease in cash and cash equivalents	(21,086)	(3,478)
Cash and cash equivalents, beginning of period	60,765	8,578

Cash and cash equivalents, end of period	$39,679	$5,100

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2017	2016
Cost of revenue	$7,654	$5,475
Amortization of acquired intangibles	(741)	(617)
Stock-based compensation	(65)	(45)

Non-GAAP cost of revenue	6,848	4,813
Gross profit	15,190	11,594
Amortization of acquired intangibles	741	617
Stock-based compensation	65	45

Non-GAAP gross profit	15,996	12,256
Non-GAAP gross margin	70.02%	71.80%
Sales and marketing	10,906	8,205
Stock-based compensation	(277)	(117)

Non-GAAP sales and marketing	10,629	8,088
Research and development	5,277	3,180
Stock-based compensation	(146)	(85)

Non-GAAP research and development	5,131	3,095
General and administrative	5,200	3,458
Amortization of acquired intangibles	(448)	(238)
Stock-based compensation	(480)	(424)

Non-GAAP general and administrative	4,272	2,796
Total operating expenses	21,383	14,843
Amortization of acquired intangibles	(448)	(238)
Stock-based compensation	(903)	(626)

Non-GAAP operating expenses	$20,032	$13,979
Operating loss	$(6,193)	$(3,249)
Amortization of acquired intangibles	1,189	855
Stock-based compensation	968	671

Non-GAAP operating loss	$(4,036)	$(1,723)
Net loss	$(6,202)	$(3,225)
Amortization of acquired intangibles	1,189	855
Stock-based compensation	968	671

Non-GAAP net loss	$(4,045)	$(1,699)
Weighted average common shares outstanding, basic and diluted	27,170,827	12,273,023
Non-GAAP net loss per share	$(0.15)	$(0.14)
Net loss	$(6,202)	$(3,225)
Interest (income) expense, net	(50)	137
Income taxes, net	27	(155)
Depreciation and amortization	2,933	1,793

EBITDA	(3,292)	(1,450)
Stock-based compensation	968	671

Adjusted EBITDA	$(2,324)	$(779)
Net cash provided by operating activities	$1,459	$1,396
Capital expenditures	(223)	(203)
Additions to capitalized software development costs	(1,487)	(1,612)

Free cash flow	$(251)	$(419)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:

	Three months ended June 30, 2017		Year ended December 31, 2017
	Low end	High end	Low end	High end
Net loss	$(4.2)	$(4.0)	$(17.0)	$(16.2)
Amortization of acquired intangibles	0.9	0.9	3.8	3.8
Stock-based compensation	1.1	1.1	4.4	4.4

Non-GAAP net loss	$(2.2)	$(2.0)	$(8.8)	$(8.0)
Weighted average common shares outstanding, basic and diluted	27,840,000	27,840,000	27,700,000	27,700,000
Net loss per share	$(0.15)	$(0.14)	$(0.61)	$(0.58)
Non-GAAP net loss per share	$(0.08)	$(0.07)	$(0.32)	$(0.29)
Net loss	$(4.2)	$(4.0)	$(17.0)	$(16.2)
Interest income (expense), net	—	—	—	—
Benefit from income taxes	—	—	—	—
Depreciation and amortization	2.4	2.4	10.5	10.5

EBITDA	(1.8)	(1.6)	(6.5)	(5.7)
Stock-based compensation	1.1	1.1	4.4	4.4

Adjusted EBITDA	$(0.7)	$(0.5)	$(2.1)	$(1.3)